Exhibit 32

Certifications Pursuant to 18 U.S.C. §1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Cal-Maine Foods, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended February 28, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/   Adolphus B. Baker

Adolphus B. Baker

Chairman, President and Chief Executive Officer

 /s/  Timothy A. Dawson

Timothy A. Dawson

Vice President, Chief Financial Officer

Date: March 30, 2015